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                [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                                  EXHIBIT 23.4


                   Consent Of Independent Public Accountants
                   -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in the Boston Life Sciences, Inc. Form S-3 registration statement of our report dated February 24, 1995 (except with respect to the matters discussed in Note 12, as to which the date is June 15, 1995) included in the Greenwich Pharmaceuticals Incorporated's Form 10-K, as amended, for the three years in the period ended December 31, 1994 and to all references to our Firm included in this registration.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Philadelphia, PA
July 26, 1996

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